Second Quarter 2003 Performance Report	Page 1

First Security Group, Inc.	Contact: William L. (Chip) Lusk, Jr.
August 15, 2003	Secretary, CFO & EVP
(423) 308-2070

In the second quarter of 2003, First Security Group (FSG) earned $571 thousand versus $779 thousand for the same period in 2002. The following table summarizes components of income and expense for the past six quarters.

	First	Second	Third	Fourth	First	Second
	Quarter	Quarter	Quarter	Quarter	Quarter	Quarter
	2002	2002	2002	2002	2003	2003
	(in thousands, except per share data)

Interest income	$5,787	$6,024	$6,753	$7,057	$6,795	$8,091
Interest expense	2,052	1,970	2,184	2,211	2,072	2,492

Net interest income	3,735	4,054	4,569	4,846	4,723	5,599
Provision for loan losses	110	139	561	1,138	752	381

Net interest income after
provision for loan losses	3,625	3,915	4,008	3,708	3,971	5,218
Noninterest income	847	903	908	1,161	1,120	1,406
Noninterest expense	3,169	3,565	3,832	4,349	4,604	5,643

Income before income
tax provision	1,303	1,253	1,084	520	487	981
Income tax provision	497	474	441	146	151	410

Net income	$806	$779	$643	$374	$336	$571

Net income per share
basic	$0.13	$0.11	$0.07	$0.04	$0.04	$0.05
diluted	$0.13	$0.11	$0.07	$0.04	$0.04	$0.05

The following graph depicts FSG's growth in loans, deposits, and assets from inception to date.

Second Quarter 2003 Performance Report	Page 2

The following table shows the average balance sheets for the second quarter of 2002 and 2003, as well as related interest income, interest expense, yields earned on assets and rates paid on liabilities.

Average Consolidated Balance Sheets and Net Interest Analysis
For the Three Months Ended June 30
(all dollar amounts in thousands)

	2002			2003

	Average	Income/	Yield/	Average	Income/	Yield/
	Balance	Expense	Rate	Balance	Expense	Rate

Assets
Earning assets:
Loans, net of unearned income	$293,272	$5,455	7.46%	$431,316	$7,381	6.86%
Investment securities	41,693	492	4.73%	70,795	667	3.78%
Other earning assets	19,769	93	1.89%	48,513	158	1.31%

Total earning assets	354,734	6,040	6.83%	550,624	8,206	5.98%

Allowance for loan losses	(3,912)			(6,815)
Intangible asset	6,192			12,736
Cash & due from	12,747			18,457
Premises & equipment	9,885			18,470
Other assets	3,391			6,690

TOTAL ASSETS	$383,037			$600,162

Liabilities and Shareholders' Equity

Interest bearing liabilities:
NOW accounts	$22,790	64	1.13%	$37,262	32	0.34%
Money market accounts	62,243	335	2.16%	93,647	333	1.43%
Savings deposits	10,115	33	1.31%	22,677	45	0.80%
Time deposits < $100	96,758	837	3.47%	155,458	1,172	3.02%
Time deposits > $100	63,768	593	3.73%	100,365	780	3.12%
Federal funds purchased	-	-	-	-	-	-
Repurchase agreements	11,717	43	1 .47%	13,529	35	1.04%
Other borrowings	6,000	65	4.35%	9,164	95	4.16%

Total interest bearing liabilities	273,391	1,970	2.89%	432,102	2,492	2.31%

Net interest spread		$4,070	3.94%		$5,714	3.67%

Noninterest bearing demand deposits	57,968			82,490
Accrued expenses and other liabilities	3,018			3,713
Shareholders' equity	48,424			81,208
Other comprehensive income	236			649
TOTAL LIABILITIES AND

SHAREHOLDERS' EQUITY	$383,037			$600,162

Impact of non-interest bearing
sources and other changes in
balance sheet composition			0.66%			0.50%

Net interest margin/yield on earning assets			4.60%			4.17%

Second Quarter 2003 Performance Report	Page 3

The following table shows the average balance sheets for the six months ended June 30, 2002 and 2003, as well as related interest income, interest expense, yields earned on assets and rates paid on liabilities.

Average Consolidated Balance Sheets and N et Interest Analysis
For the Six Months Ended June 30
Fully tax-equivalent basis
(all dollar amounts in thousands)

		2002			2003

	Average	Income/	Yield/	Average	Income/	Yield/
	Balance	Expense	Rate	Balance	Expense	Rate

Assets
Earning assets:
Loans, net of unearned income	$292,276	$10,784	7.44%	$393,314	$13,556	6.95%
Investment securities	39,583	943	4.80%	63,699	1,219	3.86%
Other earning assets	11,857	105	1.79%	42,645	278	1.31%

Total earning assets	343,716	11,832	6.94%	499,658	15,053	6.08%

Allowance for loan losses	(3,896)			(6,111)
Intangible asset	6,192			10,635
Cash & due from	11,925			16,015
Premises & equipment	9,855			16,049
Other assets	3,331			5,576

TOTAL ASSETS	$371,123			$541,822

Liabilities and Shareholders' Equity

Interest bearing liabilities:
NOW accounts	$23,029	113	0.99%	$32,444	65	0.40%
Money market accounts	58,515	625	2.15%	87,676	676	1.55%
Savings deposits	9,739	63	1.30%	20,436	86	0.85%
Time deposits < $100	96,582	1,746	3.65%	139,294	2,086	3.02%
Time deposits > $100	63,600	1,237	3.92%	89,439	1,418	3.20%
Federal funds purchased	2,746	26	1.91%	-	-	-
Repurchase agreements	11,085	89	1.62%	12,943	70	1.09%
Other borrowings	5,594	123	4.43%	7,674	161	4.23%

Total interest bearing liabilities	270,890	4,022	2.99%	389,906	4,562	2.36%

Net interest spread		$7,810	3.95%		$10,491	3.72%

Noninterest bearing demand deposits	52,951			76,532
Accrued expenses and other liabilities	2,900			3,088
Shareholders' equity	44,109			74,655
Other comprehensive income	273			641
TOTAL LIABILITIES AND

SHAREHOLDERS' EQUITY	$371,123			$544,822

Impact of non-interest bearing
sources and other changes in
balance sheet composition			0.63%			0.52%

Net interest margin/yield on earning assets			4.58%			4.24%